EXHIBIT 99.1

Bovie Medical Corporation Announces Future Retirement of Jay D. Ewers,
Chief Financial Officer, Treasurer and Secretary

CLEARWATER, FL - NOVEMBER 13, 2018 - Bovie Medical Corporation (NYSE:BVX) (the “Company”), a maker of medical devices and supplies and the developer of J-Plasma®, a patented surgical product marketed and sold under the Renuvion™ Cosmetic Technology brand in the cosmetic surgery market, today announced that Jay D. Ewers, Chief Financial Officer, Treasurer and Secretary, intends to retire.

The Company has initiated a search for a new Chief Financial Officer and Mr. Ewers is committed to remaining in his current role until a successor is found. Following the appointment of a successor, Jay intends to continue to provide support in order to facilitate an orderly transition.

“I would like to thank Jay, on behalf of the Board and the entire team at Bovie Medical, for his significant contributions since joining the Company in 2014,” said Charlie Goodwin, President and Chief Executive Officer. “We appreciate his continued commitment to the Company and its shareholders as we identify a successor and wish him the very best in his future endeavors.”

“It has been a great pleasure to serve on the executive leadership team at Bovie Medical and I’m proud of our many accomplishments during my tenure,” said Jay Ewers Chief Financial Officer, Treasurer and Secretary. “With the proceeds from the recent strategic transaction, Bovie Medical is in a strong financial position to pursue its future growth objectives, and I believe this was the right time to begin my transition to retirement.”

Investor Relations Contact:

Westwicke Partners on behalf of Bovie Medical Corporation
Mike Piccinino, CFA
443-213-0500
investor.relations@boviemed.com

About Bovie Medical Corporation:

Bovie Medical Corporation is a leading maker of medical devices and supplies as well as the developer of J-Plasma® (marketed and sold under the Renuvion™ Cosmetic Technology brand in the cosmetic surgery market), a patented plasma-based surgical product for cutting, coagulation and ablation of soft tissue. J-Plasma technology utilizes a helium ionization process to produce a stable, focused beam of plasma that provides surgeons with greater precision, and minimal invasiveness. The new J-Plasma handpieces with Cool-Coag™ technology deliver the precision of helium plasma energy, the power of traditional monopolar coagulation and the efficiency of plasma beam coagulation - enabling thin-layer ablation and dissection and fast coagulation with a single instrument, minimizing instrument exchange and allowing a surgeon to focus on their patient and their procedures. With Cool-Coag technology, the new J-Plasma handpieces can deliver three distinctly different energy modalities - further increasing the utility and versatility of the system. The Company also leverages its expertise through original equipment manufacturing (OEM) agreements with other medical device manufacturers. For further information about the Company and its products, please refer to the Bovie Medical Corporation website at www.boviemedical.com.

Cautionary Statement on Forward-Looking Statements:

Certain matters discussed in this release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved.

Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this release can be found in the Company’s filings with the Securities and Exchange Commission including the Company’s Report on Form 10-K for the year ended December 31, 2017 and subsequent Form 10-Q filings. For forward-looking statements in this release, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise.

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